SEACOAST REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS
Well-Positioned Balance Sheet with Strong Capital and Liquidity
Strategic Expense Measures Executed
Robust Capital Position Builds Significantly Quarter over Quarter

STUART, Fla., January 25, 2024 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the fourth quarter of 2023 of $29.5 million, or $0.35 per diluted share, compared to $31.4 million, or $0.37 per diluted share in the third quarter of 2023 and $23.9 million, or $0.34 per diluted share in the fourth quarter of 2022. For the year ended December 31, 2023, net income was $104.0 million, or $1.23 per diluted share, compared to $106.5 million, or $1.66 per diluted share, for the year ended December 31, 2022.
Adjusted net income1 for the fourth quarter of 2023 was $36.5 million, or $0.43 per diluted share, compared to $39.7 million, or $0.46 per diluted share in the third quarter of 2023 and $39.9 million, or $0.56 per diluted share in the fourth quarter of 2022. Adjusted net income1 for the year ended December 31, 2023 was $154.7 million, or $1.83 per diluted share, compared to $136.1 million, or $2.12 per diluted share, for the year ended December 31, 2022.
Pre-tax pre-provision earnings1 were $42.0 million in the fourth quarter of 2023, a decrease of 3% compared to the third quarter of 2023 and a decrease of 9% compared to the fourth quarter of 2022. Pre-tax pre-provision earnings1 for the year ended December 31, 2023 were $172.6 million, an increase of $7.8 million, or 5%, when compared to the year ended December 31, 2022. Adjusted pre-tax pre-provision earnings1 were $51.9 million in the fourth quarter of 2023, a decrease of 5% compared to the third quarter of 2023 and a decrease of 22% compared to the fourth quarter of 2022. Adjusted pre-tax pre-provision earnings1 for the year ended December 31, 2023 were $242.6 million, an increase of $38.9 million, or 19%, when compared to the year ended December 31, 2022.
For the fourth quarter of 2023, return on average tangible assets was 0.99% and return on average tangible shareholders' equity was 11.22%, compared to 1.04% and 11.90%, respectively, in the prior quarter, and 0.94% and 10.36%, respectively, in the prior year quarter. Adjusted return on average tangible assets1 in the fourth quarter of 2023 was 1.04% and adjusted return on average tangible shareholders' equity1 was 11.80%, compared to 1.12% and 12.79%, respectively, in the prior quarter, and 1.36% and 15.05%, respectively, in the prior year quarter. For the year ended December 31, 2023, return on average tangible assets was 0.91% and return on average tangible shareholders' equity was 10.38%, compared to 1.06% and 10.70%, respectively, for the year ended December 31, 2022. For the year ended December 31, 2023, adjusted return on average tangible assets1 was 1.12% and adjusted return on average tangible shareholders' equity1 was 12.80%, compared to 1.27% and 12.86%, respectively, for the year ended December 31, 2022.
Charles M. Shaffer, Seacoast's Chairman and CEO said, "Seacoast once again delivered a quarter of robust financial performance, remaining steadfast in our commitment to driving growth in shareholder value. Throughout the quarter, our dedication to disciplined expense management effectively countered margin compression, which we believe has positioned the Company optimally for the coming year. Looking ahead to the first quarter of 2024, we will execute the second phase of our expense initiative, anticipating one-time charges of approximately $5 million and a reduction in annual expenses of approximately $15 million."
Shaffer added, "Early in the fourth quarter, we took advantage of market conditions and repurchased 546,200 shares of our common stock at $19.80 per share. Even with this repurchase activity, the ratio of tangible common equity to tangible assets increased to 9.31% and tangible book value per share increased to $15.08.”
Shaffer concluded, "As we embark on 2024, we remain diligently focused on maintaining our conservative balance sheet principles and carefully managing our expense base while investing to drive low-cost deposit growth. We believe this rigorous approach will support solid capital growth, maintain a broadly diversified and stable funding base, and continue to bolster the Company’s fortress balance sheet while increasing franchise value over the long run.”

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Financial Results
Income Statement
•Net income was $29.5 million, or $0.35 per diluted share, for the fourth quarter of 2023 compared to net income of $31.4 million, or $0.37 per diluted share, for the prior quarter, and $23.9 million, or $0.34 per diluted share, for the prior year quarter. For the year ended December 31, 2023, net income was $104.0 million, or $1.23 per diluted share, compared to $106.5 million, or $1.66 per diluted share, for the year ended December 31, 2022. Adjusted net income1 for the fourth quarter of 2023 was $36.5 million, or $0.43 per diluted share, compared to $39.7 million, or $0.46 per diluted share, for the prior quarter, and $39.9 million, or $0.56 per diluted share, for the prior year quarter. For the year ended December 31, 2023, adjusted net income1 was $154.7 million, or $1.83 per diluted share, compared to $136.1 million, or $2.12 per diluted share, for the year ended December 31, 2022.
•Net revenues were $128.2 million in the fourth quarter of 2023, a decrease of $8.9 million, or 7%, compared to the prior quarter, and a decrease of $9.2 million, or 7%, compared to the prior year quarter. For the year ended December 31, 2023, net revenues were $567.4 million, an increase of $135.1 million, or 31%, compared to the year ended December 31, 2022. Adjusted revenues on a fully taxable equivalent basis1 were $130.8 million in the fourth quarter of 2023, a decrease of $6.9 million, or 5%, compared to the prior quarter, and a decrease of $6.7 million, or 5%, compared to the prior year quarter. For the year ended December 31, 2023, adjusted revenues on a fully taxable equivalent basis1 were $569.0 million, an increase of $135.1 million, or 31%, compared to the year ended December 31, 2022.
•Pre-tax pre-provision earnings1 were $42.0 million in the fourth quarter of 2023, a decrease of 3% compared to the third quarter of 2023 and a decrease of 9% compared to the fourth quarter of 2022. Pre-tax pre-provision earnings1 for the year ended December 31, 2023 were $172.6 million, an increase of $7.8 million, or 5%, when compared to the year ended December 31, 2022. Adjusted pre-tax pre-provision earnings1 were $51.9 million in the fourth quarter of 2023, a decrease of 5% compared to the third quarter of 2023 and a decrease of 22% compared to the fourth quarter of 2022. Adjusted pre-tax pre-provision earnings1 for the year ended December 31, 2023 were $242.6 million, an increase of $38.9 million, or 19%, compared to the year ended December 31, 2022
•Net interest income totaled $110.8 million in the fourth quarter of 2023, a decrease of $8.5 million, or 7%, from the third quarter of 2023 and a decrease of $8.9 million, or 7%, compared to the fourth quarter of 2022. During the fourth quarter of 2023, higher interest expense on deposits was driven by higher rates and changes in product mix. Accretion on acquired loans totaled $11.3 million in the fourth quarter of 2023, $14.8 million in the third quarter of 2023, and $9.7 million in the fourth quarter of 2022. For the year ended December 31, 2023, net interest income was $488.2 million, an increase of $122.1 million, or 33%, compared to the year ended December 31, 2022. Accretion on acquired loans totaled $56.7 million for the year ended December 31, 2023, compared to $18.4 million for the year ended December 31, 2022. The year-over-year increase in accretion reflects the impact of purchase marks from bank acquisitions in late 2022 and early 2023.
•Net interest margin decreased 21 basis points to 3.36% in the fourth quarter of 2023 compared to 3.57% in the third quarter of 2023. Excluding the effects of accretion on acquired loans, net interest margin decreased 11 basis points to 3.02% in the fourth quarter of 2023 compared to 3.13% in the third quarter of 2023. Loan yields contracted eight basis points from the prior quarter to 5.85% due to lower accretion of purchase discount on acquired loans. Excluding the effects of accretion on acquired loans, loan yields increased six basis points, from 5.34% in the third quarter of 2023 to 5.40% in the fourth quarter of 2023. Securities yields increased 10 basis points to 3.42%, compared to 3.32% in the prior quarter. The cost of deposits increased 21 basis points, from 1.79% in the prior quarter, to 2.00% for the fourth quarter of 2023.

•Noninterest income totaled $17.3 million in the fourth quarter of 2023, a decrease of $0.5 million, or 3%, compared to the prior quarter, and a decrease of $0.3 million, or 2%, compared to the prior year quarter. Results for the fourth quarter of 2023 included $2.9 million in losses on the sale of approximately $82.9 million, or 3%, of the bank’s investment securities portfolio. The proceeds were reinvested into longer-duration, higher-yielding
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

securities, with an expected earnback on the transaction of approximately 1.3 years. Offsetting realized losses on sales of securities during the fourth quarter of 2023 was a $0.5 million increase in the value of investments in mutual funds holding CRA-qualified debt securities. Other changes compared to the third quarter of 2023 included the following:
•Interchange income increased $0.7 million, or 44%, to $2.4 million, benefiting from an annual volume-based incentive earned from the payment network provider. The Durbin amendment, which limits network interchange fees earned on debit card transactions, became effective for Seacoast on July 1, 2023.
•SBA gains increased $0.3 million, or 50%, to $0.9 million due to higher saleable originations.
•Other income increased $0.4 million, or 8%, to $4.7 million, reflecting higher loan swap-related income.
•The provision for credit losses was $4.0 million in the fourth quarter of 2023, compared to $2.7 million in the third quarter of 2023 and $14.1 million in the fourth quarter of 2022. Included in the fourth quarter of 2022 was a $15.0 million day-1 provision associated with two bank acquisitions.
•Noninterest expense was $86.4 million in the fourth quarter of 2023, a decrease of $7.5 million, or 8%, compared to the prior quarter, and a decrease of $5.1 million, or 6%, compared to the prior year quarter. For the year ended December 31, 2023, noninterest expense was $395.6 million, compared to $267.9 million for the year ended December 31, 2022. Changes compared to the third quarter of 2023 included:
•Salaries and wages decreased $8.0 million to $38.4 million. The third quarter of 2023 included $3.2 million in severance-related expenses arising from the Company’s reduction in workforce. Of the remaining $4.8 million decrease, $1.7 million reflects the full quarter impact of the workforce reduction on salaries expense, and $2.8 million is attributed to higher loan production resulting in higher deferral of salary-related costs.
•Marketing expense increased $1.1 million to $3.0 million reflecting additional investments in branding and targeted campaigns.
•Legal and professional fees increased $0.6 million to $3.3 million in the fourth quarter of 2023, primarily the result of one-time legal fees associated with a closed matter.
•FDIC assessments increased $0.6 million to $2.8 million, with the full year expense reflecting the year-over-year growth in the Company’s asset size.
•Foreclosed property expense increased $0.3 million to $0.6 million in the fourth quarter of 2023 due to write-downs in the value of properties previously used in bank operations.
•Other noninterest expenses decreased $0.7 million to $6.5 million, benefiting from ongoing expense discipline.
•Seacoast recorded $8.3 million of income tax expense in the fourth quarter of 2023, compared to $9.1 million in the third quarter of 2023, and $7.8 million in the fourth quarter of 2022. Tax benefits related to stock-based compensation totaled $0.6 million in the fourth quarter of 2023, were nominal in the third quarter of 2023, and totaled $0.2 million in the fourth quarter of 2022.
•The efficiency ratio was 60.32% in the fourth quarter of 2023, compared to 62.60% in the third quarter of 2023 and 63.39% in the prior year quarter. The adjusted efficiency ratio1 was 60.32% in the fourth quarter of 2023, compared to 60.19% in the third quarter of 2023 and 51.52% in the prior year quarter. The efficiency ratio for the year ended December 31, 2023 was 64.07% compared to 60.01% for the year ended December 31, 2022. The adjusted efficiency ratio1 for the year ended December 31, 2023 was 57.35% compared to 53.03% for the year ended December 31, 2022. The increase in the efficiency ratio in 2023 reflects the impact of higher deposit rates.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Balance Sheet
•At December 31, 2023, the Company had total assets of $14.6 billion and total shareholders' equity of $2.1 billion. Book value per share was $24.84 as of December 31, 2023, compared to $24.06 as of September 30, 2023, and $22.45 as of December 31, 2022. Tangible book value per share totaled $15.08 as of December 31, 2023 compared to $14.26 at September 30, 2023, and $14.69 as of December 31, 2022.
•Debt securities totaled $2.5 billion as of December 31, 2023, a decrease of $16.9 million, or 1%, compared to September 30, 2023. Debt securities include approximately $1.8 billion in securities held at fair value and classified as available for sale. Unrealized losses on debt securities available for sale declined by $73.4 million, or 26%, in the fourth quarter of 2023, benefiting from changes in market interest rates. Unrealized losses on available for sale securities are fully reflected in the value presented on the balance sheet. The portfolio also includes $680.3 million in securities classified as held to maturity with a fair value of $558.4 million. Held-to-maturity securities consist solely of mortgage-backed securities and collateralized mortgage obligations guaranteed by U.S. government agencies, each of which is expected to recover any price depreciation over its holding period as the debt securities move to maturity. The Company has significant liquidity and available borrowing capacity and has the intent and ability to hold these investments to maturity.
•Loans increased $51.8 million during the fourth quarter of 2023, totaling $10.1 billion as of December 31, 2023. The Company continues to exercise a disciplined approach to lending, carefully underwriting loans to strict underwriting guidelines and setting high expectations for risk adjusted returns.
•Loan originations were $477.9 million in the fourth quarter of 2023, an increase of 95% compared to $244.6 million in the third quarter of 2023. New add on yields were near 8% during the fourth quarter of 2023.
•Commercial originations were $334.2 million during the fourth quarter of 2023, compared to $94.0 million in the third quarter of 2023 and $482.2 million in the fourth quarter of 2022.
•SBA originations were $25.0 million during the fourth quarter of 2023, compared to $12.5 million in the third quarter of 2023 and $7.4 million in the fourth quarter of 2022.
•Consumer originations in the fourth quarter of 2023 decreased to $61.8 million from $76.5 million in the third quarter of 2023 and from $88.7 million in the fourth quarter of 2022.
•Closed residential loans retained in the portfolio totaled $41.2 million in the fourth quarter of 2023, compared to $44.0 million in the third quarter of 2023 and $74.3 million in the fourth quarter of 2022.
•Residential loans originated for sale in the secondary market totaled $15.6 million in the fourth quarter of 2023, compared to $17.6 million in the third quarter of 2023 and $10.7 million in the fourth quarter of 2022.
•Loan pipelines (loans in underwriting and approval or approved and not yet closed) totaled $393.0 million as of December 31, 2023, an increase of 11% from September 30, 2023 and a decrease of 13% from December 31, 2022.
•Commercial pipelines were $306.5 million as of December 31, 2023, an increase of 18% from $259.4 million at September 30, 2023, and a decrease of 21% from $389.7 million at December 31, 2022.
•SBA pipelines were $20.6 million as of December 31, 2023, compared to $41.4 million at September 30, 2023 and $6.0 million at December 31, 2022.
•Consumer pipelines were $18.7 million as of December 31, 2023, a decrease of $5.7 million from $24.5 million at September 30, 2023, and a decrease of 49% from $36.6 million at December 31, 2022.
•Retained residential pipelines were $44.4 million as of December 31, 2023, compared to $20.9 million at September 30, 2023, and $17.1 million at December 31, 2022. Residential saleable pipelines were $2.7 million as of December 31, 2023, compared to $6.8 million at September 30, 2023, and $4.2 million at December 31, 2022.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Total deposits were $11.8 billion as of December 31, 2023, a decrease of $330.9 million when compared to September 30, 2023, and an increase of $1.8 billion, or 18%, compared to December 31, 2022. Seacoast’s granular, longstanding deposit base is a hallmark of our franchise and serves as a significant source of strength.
•Total customer funding, which includes sweep repurchase accounts and excludes brokered deposits, was $12.0 billion, declining modestly by $47 million during the fourth quarter of 2023.
•Quarter over quarter, attorney IOTA and title company balances declined by nearly $100 million due to lower real estate activity at year-end. This seasonal dynamic also occurred in the fourth quarter of 2022.
•At December 31, 2023, transaction account balances represented 54% of overall deposits.
•Noninterest demand deposits represent 30% of overall deposits.
•The Company benefits from a granular deposit franchise, with the top ten depositors representing only 4% of total deposits.
•Average deposits per banking center were $153 million at December 31, 2023.
•Uninsured deposits represented only 35% of overall deposit accounts as of December 31, 2023. This includes public funds under the Florida Qualified Public Depository program, which provides loss protection to depositors beyond FDIC insurance limits. Excluding such balances, the uninsured and uncollateralized deposits were 29% of total deposits. The Company has liquidity sources including cash and lines of credit with the Federal Reserve and Federal Home Loan Bank that represent 145% of uninsured deposits, and 176% of uninsured and uncollateralized deposits.
•Consumer deposits represent 40% of overall deposit funding with an average consumer customer balance of $24 thousand. Commercial deposits represent 60% of overall deposit funding with an average business customer balance of $109 thousand.
•Federal Home Loan Bank advances totaled $50.0 million at December 31, 2023 with an interest rate of 3.23%. In the aggregate, borrowed funds, including FHLB advances, subordinated debt and brokered deposits represented only 2.2% of total liabilities as of December 31, 2023. During the fourth quarter of 2023, the Company paid down $245.6 million in FHLB advances and brokered deposits.

Asset Quality
•Credit metrics remain strong, though nonperforming, criticized, and classified loans have increased slightly from historic low levels. The Company maintains robust concentration management, focused on sustaining a diversified and granular loan portfolio.
•Nonperforming loans were $65.1 million at December 31, 2023, an increase from $41.5 million at September 30, 2023. Nonperforming loans to total loans outstanding were 0.65% at December 31, 2023, 0.41% at September 30, 2023, and 0.35% at December 31, 2022.
•Nonperforming assets to total assets increased to 0.50% at December 31, 2023, compared to 0.33% at September 30, 2023, and 0.26% at December 31, 2022.
•The ratio of allowance for credit losses to total loans was 1.48% at December 31, 2023, 1.49% at September 30, 2023, and 1.40% at December 31, 2022.
•Net charge-offs were $4.7 million in the fourth quarter of 2023, a decrease of $8.0 million from $12.7 million in the third quarter of 2023.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's average loan size is $326 thousand, and the average commercial loan size is $744 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Construction and land development and commercial real estate loans remain well below regulatory guidance at 48% and 246% of total bank-level risk-based capital, respectively, compared to 51% and 248%, respectively, at September 30, 2023. On a consolidated basis, construction and land development and commercial real estate loans represent 45% and 228%, respectively, of total consolidated risk-based capital.

Capital and Liquidity
•The Company continues to operate with a fortress balance sheet with a Tier 1 capital ratio at December 31, 2023 of 14.6% compared to 14.0% at September 30, 2023, and 14.8% at December 31, 2022. The Total capital ratio was 15.9%, the Common Equity Tier 1 capital ratio was 13.9%, and the Tier 1 leverage ratio was 11.0% at December 31, 2023. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Cash and cash equivalents at December 31, 2023 totaled $447.2 million.
•Tangible common equity to tangible assets was 9.31% at December 31, 2023, compared to 8.68% at September 30, 2023, and 9.08% at December 31, 2022. If all held-to-maturity securities were adjusted to fair value at December 31, 2023, the tangible common equity ratio would have been 8.68%.
•At December 31, 2023, in addition to $447.2 million in cash, the Company had $5.5 billion in available borrowing capacity, including $4.5 billion in available collateralized lines of credit, $0.7 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $0.3 billion. These liquidity sources as of December 31, 2023 represented 176% of uninsured and uncollateralized deposits.
•Under its share repurchase program, the Company is authorized to purchase up to $100 million of its shares of outstanding common stock. Under this program during the fourth quarter of 2023, the Company repurchased 546,200 shares at a weighted average price of $19.80 per share.

Recognition
•In October 2023, Seacoast was recognized among Fortune’s Best Workplaces for Women for 2023. Seacoast sets a leading example by fostering inclusivity, empowering women, and creating a workplace where every individual can reach their full potential.
•Seacoast has been Certified™ by Great Place To Work® for 2023. As the global authority on workplace culture, Great Place To Work® brings 30 years of groundbreaking research and data to recognize workplaces that create the conditions for an overwhelmingly positive employee experience. Seacoast has also earned specific recognition from the South Florida Business Journal, the Orlando Business Journal, American Banker, and the Guide to Greater Gainesville.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22
Selected balance sheet data:
Gross loans	$10,062,940	$10,011,186	$10,117,919	$10,134,395	$8,144,724
Total deposits	11,776,935	12,107,834	12,283,267	12,309,701	9,981,595
Total assets	14,580,249	14,823,007	15,041,932	15,255,408	12,145,762

Performance measures:
Net income	$29,543	$31,414	$31,249	$11,827	$23,927
Net interest margin	3.36%	3.57%	3.86%	4.31%	4.36%
Pre-tax pre-provision earnings[1]	42,006	43,383	40,864	46,321	45,999
Average diluted shares outstanding	85,336	85,666	85,536	80,717	71,374
Diluted earnings per share (EPS)	$0.35	$0.37	$0.37	$0.15	$0.34
Return on (annualized):
Average assets (ROA)	0.80%	0.84%	0.84%	0.34%	0.78%
Average tangible assets (ROTA)[2]	0.99	1.04	1.06	0.52	0.94
Average tangible common equity (ROTCE)[2]	11.22	11.90	12.08	5.96	10.36
Tangible common equity to tangible assets[2]	9.31	8.68	8.53	8.36	9.08
Tangible book value per share[2]	$15.08	$14.26	$14.24	$14.25	$14.69
Efficiency ratio	60.32%	62.60%	67.34%	65.43%	63.39%

Adjusted operating measures[1]:
Adjusted net income	$36,505	$39,737	$49,203	$29,241	$39,926
Adjusted pre-tax pre-provision earnings	51,904	54,806	64,856	71,081	66,649
Adjusted diluted EPS	0.43	0.46	0.58	0.36	0.56
Adjusted ROTA[2]	1.04%	1.12%	1.41%	0.90%	1.36%
Adjusted ROTCE[2]	11.80	12.79	16.08	10.34	15.05
Adjusted efficiency ratio	60.32	60.19	56.44	53.10	51.52
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.25	2.34	2.40	2.47	2.42

Other data:
Market capitalization[3]	$2,415,158	$1,869,891	$1,880,407	$2,005,241	$2,233,761
Full-time equivalent employees	1,541	1,570	1,670	1,650	1,490
Number of ATMs	96	97	96	97	100
Full-service banking offices	77	77	78	83	78
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call January 26th, 2024, at 10:00 a.m. (Eastern Time) to discuss the fourth quarter 2023 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 4160956). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $14.6 billion in assets and $11.8 billion in deposits as of December 31, 2023. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 77 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impact of continued elevated interest rates on macroeconomic conditions, customer and client behavior, as well as potential reductions in benchmark interest rates and the resulting impacts on net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry, including bank failures; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks; including those impacting vendors and other third parties; fraud or misconduct by internal or external actors, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine and the escalating conflicts in the Middle East, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses; risks related to environmental, social and governance (“ESG”) matters, the scope and pace of which could alter Seacoast’s reputation and shareholder, associate, customer and third-party affiliations; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; the risk that the regulatory environment may not be conducive to or may prohibit the consummation of future mergers and/or business combinations, may increase the length of time and amount of the resources required to consummate such transactions, and may reduce the anticipated benefit; and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
Including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except ratios and per share data)	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22	4Q'23	4Q'22

Summary of Earnings
Net income	$29,543	$31,414	$31,249	$11,827	$23,927	$104,033	$106,507
Adjusted net income[1]	36,505	39,737	49,203	29,241	39,926	154,686	136,146
Net interest income[2]	111,035	119,505	127,153	131,351	119,858	489,043	366,660
Net interest margin[2,3]	3.36%	3.57%	3.86%	4.31%	4.36%	3.77%	3.69%
Pre-tax pre-provision earnings[1]	42,006	43,383	40,864	46,321	45,999	172,573	164,817
Adjusted pre-tax pre-provision earnings[1]	51,904	54,806	64,856	71,081	66,649	242,646	203,772

Performance Ratios
Return on average assets-GAAP basis[3]	0.80%	0.84%	0.84%	0.34%	0.78%	0.71%	0.96%
Return on average tangible assets-GAAP basis[3,4]	0.99	1.04	1.06	0.52	0.94	0.91	1.06
Adjusted return on average tangible assets[1,3,4]	1.04	1.12	1.41	0.90	1.36	1.12	1.27
Pre-tax pre-provision return on average tangible assets[1,3,4]	1.35	1.38	1.33	1.58	1.69	1.41	1.61
Adjusted pre-tax pre-provision return on average tangible assets[1,3,4]	1.48	1.55	1.85	2.18	2.28	1.76	1.91
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.25	2.34	2.40	2.47	2.42	2.36	2.15
Return on average shareholders' equity-GAAP basis[3]	5.69	6.01	6.05	2.53	6.03	5.14	7.51
Return on average tangible common equity-GAAP basis[3,4]	11.22	11.90	12.08	5.96	10.36	10.38	10.70
Adjusted return on average tangible common equity[1,3,4]	11.80	12.79	16.08	10.34	15.05	12.80	12.86
Efficiency ratio[5]	60.32	62.60	67.34	65.43	63.39	64.07	60.01
Adjusted efficiency ratio[1]	60.32	60.19	56.44	53.10	51.52	57.35	53.03
Noninterest income to total revenue (excluding securities gains/losses)	15.14	13.22	14.63	14.55	12.84	14.39	15.50
Tangible common equity to tangible assets[4]	9.31	8.68	8.53	8.36	9.08	9.31	9.08
Average loan-to-deposit ratio	83.38	82.63	83.48	82.43	77.67	82.99	73.50
End of period loan-to-deposit ratio	85.48	82.71	82.42	82.35	81.63	85.48	81.63

Per Share Data
Net income diluted-GAAP basis	$0.35	$0.37	$0.37	$0.15	$0.34	$1.23	$1.66
Net income basic-GAAP basis	0.35	0.37	0.37	0.15	0.34	1.24	1.67
Adjusted earnings[1]	0.43	0.46	0.58	0.36	0.56	1.83	2.12

Book value per share common	24.84	24.06	24.14	24.24	22.45	24.84	22.45
Tangible book value per share	15.08	14.26	14.24	14.25	14.69	15.08	14.69
Cash dividends declared	0.18	0.18	0.18	0.17	0.17	0.71	0.64

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22	4Q'23	4Q'22

Interest on securities:
Taxable	$21,383	$21,401	$20,898	$19,244	$18,530	$82,926	$56,611
Nontaxable	55	97	97	105	130	354	546
Interest and fees on loans	147,801	149,871	148,265	135,168	105,322	581,105	315,717
Interest on federal funds sold and other investments	7,616	8,477	5,023	3,474	3,127	24,590	7,620
Total Interest Income	176,855	179,846	174,283	157,991	127,109	688,975	380,494

Interest on deposits	44,923	38,396	27,183	16,033	3,934	126,535	7,318
Interest on time certificates	15,764	16,461	14,477	5,552	1,358	52,254	2,642
Interest on borrowed money	5,349	5,683	5,660	5,254	2,108	21,946	4,372
Total Interest Expense	66,036	60,540	47,320	26,839	7,400	200,735	14,332

Net Interest Income	110,819	119,306	126,963	131,152	119,709	488,240	366,162
Provision for credit losses	3,990	2,694	(764)	31,598	14,129	37,518	26,183
Net Interest Income After Provision for Credit Losses	106,829	116,612	127,727	99,554	105,580	450,722	339,979

Noninterest income:
Service charges on deposit accounts	4,828	4,648	4,560	4,242	3,996	18,278	13,709
Interchange income	2,433	1,684	5,066	4,694	4,650	13,877	17,171
Wealth management income	3,261	3,138	3,318	3,063	2,886	12,780	11,051
Mortgage banking fees	378	410	576	426	426	1,790	3,478
Insurance agency income	1,066	1,183	1,160	1,101	805	4,510	805
SBA gains	921	613	249	322	105	2,105	842
BOLI income	2,220	2,197	2,068	1,916	1,526	8,401	5,572
Other	4,668	4,307	4,755	6,574	3,239	20,304	14,559
	19,775	18,180	21,752	22,338	17,633	82,045	67,187
Securities (losses) gains, net	(2,437)	(387)	(176)	107	18	(2,893)	(1,096)
Total Noninterest Income	17,338	17,793	21,576	22,445	17,651	79,152	66,091

Noninterest expenses:
Salaries and wages	38,435	46,431	45,155	47,616	45,405	177,637	130,100
Employee benefits	6,678	7,206	7,472	8,562	5,300	29,918	19,026
Outsourced data processing costs	8,609	8,714	20,222	14,553	9,918	52,098	27,510
Telephone / data lines	1,196	1,409	1,518	1,081	1,185	5,204	3,799
Occupancy	6,316	6,349	7,065	6,938	5,457	26,668	18,539
Furniture and equipment	2,028	2,052	2,345	2,267	1,944	8,692	6,420
Marketing	2,995	1,876	2,047	2,238	1,772	9,156	6,286
Legal and professional fees	3,294	2,679	4,062	7,479	9,174	17,514	20,703
FDIC assessments	2,813	2,258	2,116	1,443	889	8,630	3,137
Amortization of intangibles	6,888	7,457	7,654	6,727	4,763	28,726	9,101
Foreclosed property expense and net loss (gain) on sale	573	274	(57)	195	(411)	985	(1,534)
Provision for credit losses on unfunded commitments	—	—	—	1,239	—	1,239	1,157
Other	6,542	7,210	8,266	7,137	6,114	29,155	23,690
Total Noninterest Expense	86,367	93,915	107,865	107,475	91,510	395,622	267,934

Income Before Income Taxes	37,800	40,490	41,438	14,524	31,721	134,252	138,136
Income taxes	8,257	9,076	10,189	2,697	7,794	30,219	31,629

Net Income	$29,543	$31,414	$31,249	$11,827	$23,927	$104,033	$106,507

Per share of common stock:

Net income diluted	$0.35	$0.37	$0.37	$0.15	$0.34	$1.23	$1.66
Net income basic	0.35	0.37	0.37	0.15	0.34	1.24	1.67
Cash dividends declared	0.18	0.18	0.18	0.17	0.17	0.71	0.64

Average diluted shares outstanding	85,336	85,666	85,536	80,717	71,374	84,329	64,264
Average basic shares outstanding	84,817	85,142	85,022	80,151	70,770	83,800	63,707

CONDENSED CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2023	2023	2023	2023	2022

Assets
Cash and due from banks	$167,511	$182,036	$164,193	$180,607	$120,748
Interest bearing deposits with other banks	279,671	513,946	563,690	610,636	81,192
Total Cash and Cash Equivalents	447,182	695,982	727,883	791,243	201,940

Time deposits with other banks	5,857	4,357	2,987	3,236	3,236

Debt Securities:
Available for sale (at fair value)	1,836,020	1,841,845	1,916,231	2,015,967	1,871,742
Held to maturity (at amortized cost)	680,313	691,404	707,812	737,911	747,408
Total Debt Securities	2,516,333	2,533,249	2,624,043	2,753,878	2,619,150

Loans held for sale	4,391	2,979	5,967	2,838	3,151

Loans	10,062,940	10,011,186	10,117,919	10,134,395	8,144,724
Less: Allowance for credit losses	(148,931)	(149,661)	(159,715)	(155,640)	(113,895)
Net Loans	9,914,009	9,861,525	9,958,204	9,978,755	8,030,829

Bank premises and equipment, net	113,304	115,749	116,959	116,522	116,892
Other real estate owned	7,560	7,216	7,526	7,756	2,301
Goodwill	732,417	731,970	732,910	728,396	480,319
Other intangible assets, net	95,645	102,397	109,716	117,409	75,451
Bank owned life insurance	298,974	296,763	293,880	292,545	237,824
Net deferred tax assets	113,232	131,602	127,941	124,301	94,457
Other assets	331,345	339,218	333,916	338,529	280,212
Total Assets	$14,580,249	$14,823,007	$15,041,932	$15,255,408	$12,145,762

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$3,544,981	$3,868,132	$4,139,052	$4,554,509	$4,070,973
Interest-bearing demand	2,790,210	2,800,152	2,816,656	2,676,320	2,337,590
Savings	651,454	721,558	824,255	940,702	1,064,392
Money market	3,314,288	3,143,897	2,859,164	2,893,128	1,985,974
Other time certificates	889,806	821,406	628,036	598,483	369,389
Brokered time certificates	122,347	307,963	591,503	371,392	3,798
Time certificates of more than $250,000	463,849	444,726	424,601	275,167	149,479
Total Deposits	11,776,935	12,107,834	12,283,267	12,309,701	9,981,595

Securities sold under agreements to repurchase	374,573	276,450	290,156	267,606	172,029
Federal Home Loan Bank borrowings	50,000	110,000	160,000	385,000	150,000
Subordinated debt, net	106,302	106,136	105,970	105,804	84,533
Other liabilities	164,353	174,193	148,507	136,213	149,830
Total Liabilities	12,472,163	12,774,613	12,987,900	13,204,324	10,537,987

Shareholders' Equity
Common stock	8,486	8,515	8,509	8,461	7,162
Additional paid in capital	1,808,883	1,813,068	1,809,431	1,803,898	1,377,802
Retained earnings	467,305	453,117	437,087	421,271	423,863
Treasury stock	(16,710)	(14,035)	(14,171)	(13,113)	(13,019)
	2,267,964	2,260,665	2,240,856	2,220,517	1,795,808
Accumulated other comprehensive (loss) income, net	(159,878)	(212,271)	(186,824)	(169,433)	(188,033)
Total Shareholders' Equity	2,108,086	2,048,394	2,054,032	2,051,084	1,607,775
Total Liabilities & Shareholders' Equity	$14,580,249	$14,823,007	$15,041,932	$15,255,408	$12,145,762

Common shares outstanding	84,861	85,150	85,086	84,609	71,618

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22

Credit Analysis
Net charge-offs (recoveries)	$4,720	$12,748	$705	$3,188	$782
Net charge-offs (recoveries) to average loans	0.19%	0.50%	0.03%	0.14%	0.04%
Allowance for credit losses	$148,931	$149,661	$159,715	$155,640	$113,895

Non-acquired loans at end of period	$6,571,454	$6,343,121	$6,264,044	$6,048,453	$5,944,194
Acquired loans at end of period	3,491,486	3,668,065	3,853,875	4,085,942	2,200,530
Total Loans	$10,062,940	$10,011,186	$10,117,919	$10,134,395	$8,144,724

Total allowance for credit losses to total loans at end of period	1.48%	1.49%	1.58%	1.54%	1.40%
Purchase discount on acquired loans at end of period	4.75	4.86	4.98	5.02	4.25

End of Period
Nonperforming loans	$65,104	$41,508	$48,326	$50,787	$28,843
Other real estate owned	221	221	530	530	530
Properties previously used in bank operations included in other real estate owned	7,339	6,995	6,996	7,226	1,771
Total Nonperforming Assets	$72,664	$48,724	$55,852	$58,543	$31,144

Nonperforming Loans to Loans at End of Period	0.65%	0.41%	0.48%	0.50%	0.35%
Nonperforming Assets to Total Assets at End of Period	0.50	0.33	0.37	0.38	0.26

	December 31,	September 30,	June 30,	March 31,	December 31,
Loans	2023	2023	2023	2023	2022

Construction and land development	$767,622	$793,736	$794,371	$757,835	$587,332
Commercial real estate - owner occupied	1,670,281	1,675,881	1,669,369	1,652,491	1,478,302
Commercial real estate - non-owner occupied	3,319,890	3,285,974	3,370,211	3,412,051	2,589,774
Residential real estate	2,445,692	2,418,903	2,396,352	2,354,394	1,849,503
Commercial and financial	1,607,888	1,588,152	1,615,534	1,655,884	1,353,226
Consumer	251,567	248,540	272,082	301,740	286,587
Total Loans	$10,062,940	$10,011,186	$10,117,919	$10,134,395	$8,144,724

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	4Q'23			3Q'23			4Q'22
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,499,047	$21,383	3.42%	$2,575,002	$21,401	3.32%	$2,680,813	$18,530	2.76%
Nontaxable	7,835	68	3.48	15,280	119	3.11	20,246	164	3.24
Total Securities	2,506,882	21,451	3.42	2,590,282	21,520	3.32	2,701,059	18,694	2.77

Federal funds sold	465,506	6,426	5.48	547,576	7,415	5.37	155,815	1,410	3.59
Interest bearing deposits with other banks and other investments	91,230	1,190	5.18	90,039	1,062	4.68	141,179	1,717	4.83

Total Loans, net	10,033,245	148,004	5.85	10,043,611	150,048	5.93	7,910,729	105,437	5.29

Total Earning Assets	13,096,863	177,071	5.36	13,271,508	180,045	5.38	10,908,782	127,258	4.63

Allowance for credit losses	(149,110)			(158,440)			(109,509)
Cash and due from banks	179,908			168,931			137,839
Premises and equipment	115,556			116,704			115,095
Intangible assets	832,029			839,787			521,412
Bank owned life insurance	297,525			295,272			237,062
Other assets including deferred tax assets	365,263			372,241			329,175

Total Assets	$14,738,034			$14,906,003			$12,139,856

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,819,743	$15,658	2.20%	$2,804,243	$15,013	2.12%	$2,303,324	$1,859	0.32%
Savings	679,720	505	0.29	770,503	465	0.24	1,126,540	203	0.07
Money market	3,268,829	28,760	3.49	2,972,495	22,918	3.06	1,980,870	1,872	0.37
Time deposits	1,524,460	15,764	4.10	1,619,572	16,461	4.03	500,441	1,358	1.08
Securities sold under agreements to repurchase	335,559	2,991	3.54	327,711	2,876	3.48	134,709	544	1.60
Federal Home Loan Bank borrowings	59,022	442	2.97	111,087	888	3.17	40,712	330	3.22
Subordinated debt	106,205	1,916	7.16	106,036	1,919	7.18	83,534	1,234	5.86

Total Interest-Bearing Liabilities	8,793,538	66,036	2.98	8,711,647	60,540	2.76	6,170,130	7,400	0.48

Noninterest demand	3,739,993			3,987,761			4,273,922
Other liabilities	145,591			133,846			122,100
Total Liabilities	12,679,122			12,833,254			10,566,152

Shareholders' equity	2,058,912			2,072,747			1,573,704

Total Liabilities & Equity	$14,738,034			$14,906,003			$12,139,856

Cost of deposits			2.00%			1.79%			0.21%
Interest expense as a % of earning assets			2.00%			1.81%			0.27%
Net interest income as a % of earning assets		$111,035	3.36%		$119,505	3.57%		$119,858	4.36%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Twelve Months Ended December 31, 2023			Twelve Months Ended December 31, 2022
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,611,299	$82,926	3.18%	$2,568,568	$56,611	2.20%
Nontaxable	13,733	438	3.19	22,188	690	3.11
Total Securities	2,625,032	83,364	3.18	2,590,756	57,301	2.21

Federal funds sold	368,659	18,871	5.12	433,359	4,103	0.95
Interest bearing deposits with other banks and other investments	90,692	5,718	6.30	69,604	3,517	5.05

Total Loans, net	9,889,070	581,825	5.88	6,838,266	316,073	4.62

Total Earning Assets	12,973,453	689,778	5.32	9,931,985	380,994	3.84

Allowance for credit losses	(150,982)			(94,693)
Cash and due from banks	184,035			305,775
Premises and equipment	116,516			85,568
Intangible assets	816,662			360,217
Bank owned life insurance	290,218			214,468
Other assets including deferred tax assets	392,872			248,108

Total Assets	$14,622,774			$11,051,428

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,686,936	$41,438	1.54%	$2,220,307	$3,099	0.14%
Savings	851,347	1,796	0.21	989,997	397	0.04
Money market	2,941,916	83,300	2.83	1,925,176	3,824	0.20
Time deposits	1,348,152	52,254	3.88	500,471	2,642	0.53
Securities sold under agreements to repurchase	270,999	8,324	3.07	121,318	986	0.81
Federal Home Loan Bank borrowings	175,247	6,378	3.64	10,264	330	3.22
Subordinated debt	104,158	7,245	6.96	74,713	3,056	4.09

Total Interest-Bearing Liabilities	8,378,755	200,735	2.40	5,842,246	14,334	0.25

Noninterest demand	4,087,335			3,667,345
Other liabilities	131,302			122,982
Total Liabilities	12,597,392			9,632,573

Shareholders' equity	2,025,382			1,418,855

Total Liabilities & Equity	$14,622,774			$11,051,428

Cost of deposits			1.50%			0.11%
Interest expense as a % of earning assets			1.55%			0.14%
Net interest income as a % of earning assets		$489,043	3.77%		$366,660	3.69%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2023	2023	2023	2023	2022

Customer Relationship Funding
Noninterest demand
Commercial	$2,752,644	$3,089,488	$3,304,761	$3,622,441	$3,148,778
Retail	561,569	570,727	615,536	673,686	764,274
Public funds	173,893	134,649	152,159	194,977	112,553
Other	56,875	73,268	66,596	63,405	45,368
Total Noninterest Demand	3,544,981	3,868,132	4,139,052	4,554,509	4,070,973

Interest-bearing demand
Commercial	1,576,491	1,618,755	1,555,486	1,233,845	886,894
Retail	956,900	994,224	1,058,993	1,209,664	1,191,192
Brokered	—	—	—	44,474	54,777
Public funds	256,819	187,173	202,177	188,337	204,727
Total Interest-Bearing Demand	2,790,210	2,800,152	2,816,656	2,676,320	2,337,590

Total transaction accounts
Commercial	4,329,135	4,708,243	4,860,247	4,856,286	4,035,672
Retail	1,518,469	1,564,951	1,674,529	1,883,350	1,955,466
Brokered	—	—	—	44,474	54,777
Public funds	430,712	321,822	354,336	383,314	317,280
Other	56,875	73,268	66,596	63,405	45,368
Total Transaction Accounts	6,335,191	6,668,284	6,955,708	7,230,829	6,408,563

Savings
Commercial	58,562	79,731	101,908	108,023	91,943
Retail	592,892	641,827	722,347	832,679	972,449
Total Savings	651,454	721,558	824,255	940,702	1,064,392

Money market
Commercial	1,655,820	1,625,455	1,426,348	1,542,220	932,518
Retail	1,469,142	1,362,390	1,275,721	1,279,712	984,561
Public funds	189,326	156,052	157,095	71,196	68,895
Total Money Market	3,314,288	3,143,897	2,859,164	2,893,128	1,985,974

Brokered time certificates	122,347	307,963	591,503	371,392	3,798
Other time certificates	1,353,655	1,266,132	1,052,637	873,650	518,868
	1,476,002	1,574,095	1,644,140	1,245,042	522,666
Total Deposits	$11,776,935	$12,107,834	$12,283,267	$12,309,701	$9,981,595

Customer sweep accounts	374,573	276,450	290,156	267,606	172,029

Total customer funding(1)	$12,029,161	$12,076,321	$11,981,920	$12,205,915	$10,149,826

(1)Total deposits and customer sweep accounts, excluding brokered deposits.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22	4Q'23	4Q'22

Net Income	$29,543	$31,414	$31,249	$11,827	$23,927	$104,033	$106,507

Total noninterest income	17,338	17,793	21,576	22,445	17,651	79,152	66,091
Securities losses (gains), net	2,437	387	176	(107)	(18)	2,893	1,096
BOLI benefits on death (included in other income)	—	—	—	(2,117)	—	(2,117)	—
Total Adjustments to Noninterest Income	2,437	387	176	(2,224)	(18)	776	1,096
Total Adjusted Noninterest Income	19,775	18,180	21,752	20,221	17,633	79,928	67,187

Total noninterest expense	86,367	93,915	107,865	107,475	91,510	395,622	267,934
Total merger related charges	—	—	(15,648)	(17,532)	(16,140)	(33,180)	(27,925)
Amortization of intangibles	(6,888)	(7,457)	(7,654)	(6,727)	(4,763)	(28,726)	(9,101)
Branch reductions and other expense initiatives	—	(3,305)	(571)	(1,291)	(176)	(5,167)	(1,210)
Total Adjustments to Noninterest Expense	(6,888)	(10,762)	(23,873)	(25,550)	(21,079)	(67,073)	(38,236)
Total Adjusted Noninterest Expense	79,479	83,153	83,992	81,925	70,431	328,549	229,698

Income Taxes	8,257	9,076	10,189	2,697	7,794	30,219	31,629
Tax effect of adjustments	2,363	2,826	6,095	5,912	5,062	17,196	9,693
Adjusted Income Taxes	10,620	11,902	16,284	8,609	12,856	47,415	41,322
Adjusted Net Income	$36,505	$39,737	$49,203	$29,241	$39,926	$154,686	$136,146

Earnings per diluted share, as reported	$0.35	$0.37	$0.37	$0.15	$0.34	$1.23	$1.66
Adjusted Earnings per Diluted Share	0.43	0.46	0.58	0.36	0.56	1.83	2.12
Average diluted shares outstanding	85,336	85,666	85,536	80,717	71,374	84,329	64,264

Adjusted Noninterest Expense	$79,479	$83,153	$83,992	$81,925	$70,431	$328,549	$229,698
Provision for credit losses on unfunded commitments	—	—	—	(1,239)	—	(1,239)	(1,157)
Foreclosed property expense and net (loss) gain on sale	(573)	(274)	57	(195)	411	(985)	1,534
Net Adjusted Noninterest Expense	$78,906	$82,879	$84,049	$80,491	$70,842	$326,325	$230,075

Revenue	$128,157	$137,099	$148,539	$153,597	$137,360	$567,392	$432,253
Total Adjustments to Revenue	2,437	387	176	(2,224)	(18)	776	1,096
Impact of FTE adjustment	216	199	190	199	149	803	498
Adjusted Revenue on a fully taxable equivalent basis	$130,810	$137,685	$148,905	$151,572	$137,491	$568,971	$433,847
Adjusted Efficiency Ratio	60.32%	60.19%	56.44%	53.10%	51.52%	57.35%	53.03%

Net Interest Income	$110,819	$119,306	$126,963	$131,152	$119,709	$488,240	$366,162
Impact of FTE adjustment	216	199	190	199	149	803	498
Net Interest Income including FTE adjustment	$111,035	$119,505	$127,153	$131,351	$119,858	$489,043	$366,660
Total noninterest income	17,338	17,793	21,576	22,445	17,651	79,152	66,091
Total noninterest expense	86,367	93,915	107,865	107,475	91,510	395,622	267,934
Pre-Tax Pre-Provision Earnings	$42,006	$43,383	$40,864	$46,321	$45,999	$172,573	$164,817
Total Adjustments to Noninterest Income	2,437	387	176	(2,224)	(18)	776	1,096
Total Adjustments to Noninterest Expense	(7,461)	(11,036)	(23,816)	(26,984)	(20,668)	(69,297)	(37,859)
Adjusted Pre-Tax Pre-Provision Earnings	$51,904	$54,806	$64,856	$71,081	$66,649	$242,646	$203,772

Average Assets	$14,738,034	$14,906,003	$14,887,289	$13,947,976	$12,139,856	$14,622,774	$11,051,428
Less average goodwill and intangible assets	(832,029)	(839,787)	(842,988)	(750,694)	(521,412)	(816,662)	(360,217)
Average Tangible Assets	$13,906,005	$14,066,216	$14,044,301	$13,197,282	$11,618,444	$13,806,112	$10,691,211

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22	4Q'23	4Q'22

Return on Average Assets (ROA)	0.80%	0.84%	0.84%	0.34%	0.78%	0.71%	0.96%
Impact of removing average intangible assets and related amortization	0.19	0.20	0.22	0.18	0.16	0.20	0.10
Return on Average Tangible Assets (ROTA)	0.99	1.04	1.06	0.52	0.94	0.91	1.06
Impact of other adjustments for Adjusted Net Income	0.05	0.08	0.35	0.38	0.42	0.21	0.21
Adjusted Return on Average Tangible Assets	1.04	1.12	1.41	0.90	1.36	1.12	1.27

Pre-Tax Pre-Provision return on Average Tangible Assets	1.35%	1.38%	1.33%	1.58%	1.69%	1.41%	1.61%
Impact of adjustments on Pre-Tax Pre-Provision earnings	0.13	0.17	0.52	0.60	0.59	0.35	0.30
Adjusted Pre-Tax Pre-Provision Return on Tangible Assets	1.48	1.55	1.85	2.18	2.28	1.76	1.91

Average Shareholders' Equity	$2,058,912	$2,072,747	$2,070,529	$1,897,045	$1,573,704	$2,025,382	$1,418,855
Less average goodwill and intangible assets	(832,029)	(839,787)	(842,988)	(750,694)	(521,412)	(816,662)	(360,217)
Average Tangible Equity	$1,226,883	$1,232,960	$1,227,541	$1,146,351	$1,052,292	$1,208,720	$1,058,638

Return on Average Shareholders' Equity	5.69%	6.01%	6.05%	2.53%	6.03%	5.14%	7.51%
Impact of removing average intangible assets and related amortization	5.53	5.89	6.03	3.43	4.33	5.24	3.19
Return on Average Tangible Common Equity (ROTCE)	11.22	11.90	12.08	5.96	10.36	10.38	10.70
Impact of other adjustments for Adjusted Net Income	0.58	0.89	4.00	4.38	4.69	2.42	2.16
Adjusted Return on Average Tangible Common Equity	11.80	12.79	16.08	10.34	15.05	12.80	12.86

Loan interest income[1]	$148,004	$150,048	$148,432	$135,341	$105,437	$581,825	$316,073
Accretion on acquired loans	(11,324)	(14,843)	(14,580)	(15,942)	(9,710)	(56,689)	(18,389)
Loan interest income excluding accretion on acquired loans	$136,680	$135,205	$133,852	$119,399	$95,727	$525,136	$297,684

Yield on loans[1]	5.85	5.93	5.89	5.86	5.29	5.88	4.62
Impact of accretion on acquired loans	(0.45)	(0.59)	(0.58)	(0.69)	(0.49)	(0.57)	(0.27)
Yield on loans excluding accretion on acquired loans	5.40%	5.34%	5.31%	5.17%	4.80%	5.31%	4.35%

Net Interest Income[1]	$111,035	$119,505	$127,153	$131,351	$119,858	$489,043	$366,660
Accretion on acquired loans	(11,324)	(14,843)	(14,580)	(15,942)	(9,710)	(56,689)	(18,389)
Net interest income excluding accretion on acquired loans	$99,711	$104,662	$112,573	$115,409	$110,148	$432,354	$348,271

Net Interest Margin	3.36	3.57	3.86	4.31	4.36	3.77	3.69
Impact of accretion on acquired loans	(0.34)	(0.44)	(0.44)	(0.53)	(0.35)	(0.44)	(0.18)
Net interest margin excluding accretion on acquired loans	3.02%	3.13%	3.42%	3.78%	4.01%	3.33%	3.51%

Security interest income[1]	$21,451	$21,520	$21,018	$19,375	$18,694	$83,364	$57,301
Tax equivalent adjustment on securities	(13)	(22)	(23)	(26)	(34)	(83)	(142)
Security interest income excluding tax equivalent adjustment	$21,438	$21,498	$20,995	$19,349	$18,660	$83,281	$57,159

Loan interest income[1]	$148,004	$150,048	$148,432	$135,341	$105,437	$581,825	$316,073
Tax equivalent adjustment on loans	(203)	(177)	(167)	(173)	(115)	(720)	(356)
Loan interest income excluding tax equivalent adjustment	$147,801	$149,871	$148,265	$135,168	$105,322	$581,105	$315,717

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22	4Q'23	4Q'22

Net Interest Income[1]	$111,035	$119,505	$127,153	$131,351	$119,858	$489,043	$366,660
Tax equivalent adjustment on securities	(13)	(22)	(23)	(26)	(34)	(83)	(142)
Tax equivalent adjustment on loans	(203)	(177)	(167)	(173)	(115)	(720)	(356)
Net interest income excluding tax equivalent adjustment	$110,819	$119,306	$126,963	$131,152	$119,709	$488,240	$366,162

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.